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                                                                    Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           JEFFERSON BANCSHARES, INC.


                                    ARTICLE I
                                  Shareholders

      SECTION 1.  Place of Meetings.
                  -----------------

      All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Tennessee as the Board of Directors may determine and as designated in the notice of such meeting.

      SECTION 2.  Annual Meeting.
                  --------------

      A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

      SECTION 3.  Special Meetings.
                  ----------------

      Special meetings of the shareholders of the Corporation may be called by persons authorized to do so by the Corporation's Charter. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

      SECTION 4.  Organization.
                  ------------

      The Chairman of the Board of the Corporation or, in his or her absence, the President of the Corporation or, in his or her absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the chairman of the meeting appoints.

      SECTION 5.  Conduct of Meetings.
                  -------------------

      (a) The chairman of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

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      (b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 5. For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder, (iv) a statement disclosing (A) whether such shareholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5. The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

      At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting in accordance with
Article I, Section 3.

      (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure

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of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, (B) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder, and (C) a statement disclosing (1) whether such shareholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

      SECTION 6.  Notice of Meetings; Waiver of Notice.
                  ------------------------------------

      Not less than ten (10) days nor more than two (2) months before the date of every shareholder meeting, written notice stating the place, day and time of the meeting shall be given to each shareholder entitled to vote at such meeting. Such notice shall be delivered to a shareholder by mail to his or her address as it appears on the records of the Corporation, by presenting it to the shareholder personally, by leaving it at the shareholder's residence or usual place of business or by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. If mailed, such notice shall be deemed to be delivered when deposited in the mail with postage prepaid.

      When any shareholders' meeting, either annual or special, is adjourned to a different date, time or place, it shall not be necessary to give any notice of the new date, time or place, other than an announcement of the new date, time or place at the meeting at which such adjournment is taken. If a meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, a new record date for the adjourned meeting must be fixed, and notice of the adjourned meeting must be given to shareholders as of the new record date.

      A shareholder may waive any notice required hereunder provided the waiver is in writing, signed by him or her and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a person entitled to notice at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 7.  Fixing of Record Date.
                  ---------------------

      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders

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entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment, except adjournment to a date more than four (4) months after the date fixed for the original meeting, in which case a new record date shall be set.

      SECTION 8.  Voting Lists.
                  ------------

      A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his or her name, shall be kept on file at the home office of the Corporation. Such list shall be subject to inspection by any shareholder, upon written demand by such shareholder, his or her agent or his or her attorney, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. If the right to vote at any meeting is challenged, this list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by him or her.

      SECTION 9.  Quorum.
                  ------

      At any meeting of shareholders, the holders of a majority of the stock entitled to vote, present in person or by proxy, shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law.

      If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present in person or by proxy may adjourn the meeting to any place, date and time, subject to the notice requirements of Section 6 of this Article I. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 10. Proxies.
                  -------

      At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing. Execution may be accomplished by the shareholder or by his or her authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A shareholder may authorize another person or persons to act for such shareholder

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as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth, or be submitted with information from which it can be determined, that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors or by a majority of a committee of the Board of Directors, whose members will be designated from time to time by the Board of Directors, and which committee will have been delegated the power and authority to act on behalf of the Board of Directors. No proxy shall be valid after eleven
(11) months from the date of its execution unless otherwise provided in the proxy.

      SECTION 11.  Voting.
                   ------

      Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

      Directors shall be elected by a plurality of the votes cast by the shares present in person or present by proxy at the meeting and entitled to vote on the election of directors. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation. Action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Corporation's Charter or applicable law requires a greater number of affirmative votes.

      SECTION 12. Voting of Shares in the Name of Two or More Persons.
                  ---------------------------------------------------

      When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

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      SECTION 13. Voting of Shares by Certain Holders.
                  -----------------------------------

      Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, trustee, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      SECTION 14. Inspectors of Election.
                  ----------------------

      In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three (3). If the Board of Directors so appoints either one (1) or three (3) inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board of Directors or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting or the President.

      Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

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                                   ARTICLE II
                               Board of Directors

      SECTION 1.  General Powers.
                  --------------

      The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the shareholders by statute or by the Charter or these Bylaws. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it may deem proper, and which are not inconsistent with these Bylaws and with the Tennessee Business Corporation Act. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

      SECTION 2.  Number, Term and Election.
                  -------------------------

      The Board of Directors shall initially consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years and until their successors are elected or qualified, in accordance with the provisions of the Corporation's Charter. The number of directors who shall constitute the Board of Directors shall be such number as the Board of Directors shall from time to time have designated, but in no event shall the number of directors be increased or decreased beyond the range established in the Corporation's charter.

      SECTION 3.  Qualifications.
                  --------------

      Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation. To be eligible for election, reelection, appointment or reappointment to the Board of Directors, a person must reside within a county in which an office of the Corporation or one of its depository institution subsidiaries is located or any adjacent county. No person shall be eligible for election or appointment to the board of directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision, that involved fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering or violation of depository institution laws or regulations, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one (1) year under state or federal law, or
(iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

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      SECTION 4.  Place of Meeting.
                  ----------------

      All regular and special meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place within or without the State of Tennessee as the Board of Directors may determine and as designated in the notice of such meeting, if necessary.

      SECTION 5.  Regular Meeting.
                  ---------------

      Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting as the Board of Directors may determine and publicize among the directors.

      SECTION 6.  Special Meeting.
                  ---------------

      Special meetings of the Board of Directors may be called by the President, the Chairman of the Board, or by one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place within or without the State of Tennessee as the place for holding any special meeting of the Board of Directors called by such persons.

      SECTION 7.  Telephonic Participation.
                  ------------------------

      Members of the Board of Directors, or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

      SECTION 8.  Notice.
                  ------

      A notice of a regular meeting shall not be required. The Secretary shall give written notice of any special meeting to each director at least two (2) days previous thereto delivered personally or by telegram or facsimile or at least five (5) days previous thereto delivered by mail at the address at which the director is most likely to be reached. Notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram or when transmitted via facsimile to the number
provided by the director for such communications if sent by facsimile.   Any
director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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      SECTION 9.  Quorum.
                  ------

      A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 8 of this Article II.

      SECTION 10.  Manner of Acting.
                   ----------------

      The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the entire Board of Directors, unless a greater number is prescribed by these Bylaws, the Charter, or the laws of Tennessee.

      SECTION 11.  Action Without a Meeting.
                   ------------------------

      Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

      SECTION 12.  Resignation.
                   -----------

      Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Board of Directors, the Chairman of the Board or the President. Such resignation shall take effect upon delivery, unless the notice specifies a later effective date.

      SECTION 13.  Vacancies.
                   ---------

      Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled only by a vote of at least majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are elected.

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      SECTION 14.  Removal of Directors.
                   --------------------

      Any director or the entire Board of Directors may be removed for cause and then only in accordance with the provisions of the Corporation's Charter.

      SECTION 15.  Compensation.
                   ------------

      Directors, as such, may receive a stated fee for their services and a reasonable fixed sum, and reasonable expenses of attendance, if any, for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

      SECTION 16.  Presumption of Assent.
                   ----------------------

      A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent or abstention shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                                   ARTICLE III
                      Committees of the Board of Directors

      The Board of Directors, by a vote of a majority of the Board of Directors then in office, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) authorizing distributions, except according to a formula or method prescribed by the Board of Directors, (ii) filling vacancies on the Board of Directors or on any of its committees, (iii) adopting, amending or repealing these Bylaws, (iv) authorizing the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, and (v) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors.

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      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise determined by the Board of Directors by a majority vote of the Board of Directors, and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    Officers

      SECTION 1.  Generally.
                  ---------

      (a) The Board of Directors, as soon as may be practicable after the annual meeting of the shareholders, shall choose a President and Chief Executive Officer, a Secretary and a Treasurer and from time to time may choose one or more Vice Presidents or such other officers as it may deem proper. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Secretary of the Corporation.

      (b) All officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof.

      SECTION 2.  Election and Term of Office.
                  ---------------------------

      An officer serves for one (1) year or until his or her successor is elected and qualified. If the Board of Directors in its judgement finds that the best interests of the Corporation will be served, it may remove any officer or agent in accordance with Section 3 of this Article IV.

      SECTION 3.  Removal.
                  -------

      Any officer may be removed by the vote of the majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      SECTION 4.  Vacancies.
                  ---------

      A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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      SECTION 5.  Remuneration.
                  ------------

      The Board of Directors shall have the power to fix the salaries and other compensation and remuneration, by employment contract or otherwise, of all officers of the Corporation.

      SECTION 6.  President and Chief Executive Officer.
                  -------------------------------------

      The President and Chief Executive Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other office or agent of the Corporation; and, in general, he or she shall perform all duties usually performed by a president and principal executive officer of a corporation and such other duties as may from time to time be assigned to him or her by the Board of Directors.

      SECTION 7.  Vice President(s).
                  -----------------

      The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

      SECTION 8.  Secretary.
                  ---------

      The Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors.

      SECTION 9.  Treasurer.
                  ---------

      The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors.

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

                                    ARTICLE V
                      Contracts, Loans, Checks and Deposits

      SECTION 1.  Contracts.
                  ---------

      To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Charter or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

      SECTION 2.  Loans.
                  -----

      No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. The Corporation shall not lend money to, or guarantee the obligation of, any officer or director unless the Board of Directors determines that the loan or guarantee benefits the Corporation and is permissible under applicable laws and regulations and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

      SECTION 3.  Checks, Drafts, Etc.
                  -------------------

      All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees, or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

      SECTION 4.  Deposits.
                  --------

      All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

                                   ARTICLE VI
                   Certificates for Shares and their Transfer

      SECTION 1.  Certificates for Shares and their Trasnfer.
                  ------------------------------------------

      Each shareholder shall be entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the

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

Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President and Chief Executive Officer, countersigned by the Secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one
(1) of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified.

      Any restrictions imposed on the transfer or registration of transfer of shares of the Corporation shall be noted conspicuously on the front or back of each certificate representing such shares.

      Notwithstanding the foregoing, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

      SECTION 2.  Payment for Shares.
                  ------------------

      No certificate shall be issued for any share until such share is fully paid.

      SECTION 3.  Form of Payment for Shares.
                  --------------------------

      The consideration for the issuance of shares shall be paid in accordance with the provisions of Tennessee law.

      SECTION 4.  Transfer of Shares.
                  ------------------

      Unless otherwise provided by a resolution or resolutions of the Board of Directors, transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 1 of this Article VI, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor, except that in the case of a lost or destroyed certificate a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      SECTION 5.  Stock Ledger.
                  ------------

      The Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class registered in the name of each shareholder. The stock ledger may be in written form or in any other form which may be converted within a reasonable time into written form for visual inspection. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 8 of
Article I, or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

      SECTION 6.  Lost Certificates.
                  -----------------

      The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                   ARTICLE VII
                                   Fiscal Year

      The fiscal year of the Corporation shall end on the 30st day of June of each year.

                                  ARTICLE VIII
                                 Corporate Seal

      The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE IX
                                   Amendments

      The Bylaws may be altered, amended, or repealed or new Bylaws may be adopted in the manner set forth in the Corporation's Charter.

      IN WITNESS WHEREOF, these Bylaws are hereby certified as the duly adopted Bylaws of the Corporation on October 25, 2007.



                                    /s/ Jane P. Hutton
                                    ---------------------------------------
                                    Jane P. Hutton
                                    Corporate Secretary


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